UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 23, 2018

AIMMUNE THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37519	45-2748244
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

8000 Marina Blvd, Suite 300
Brisbane, CA 94005

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (650) 614-5220

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

On May 23, 2018, Aimmune Therapeutics, Inc. (the “Company”) held its Annual Meeting of Stockholders (the “Annual Meeting”). At the Annual Meeting, the Company’s stockholders voted on four proposals, each of which is described in more detail in the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on April 11, 2018. Only stockholders of record as of the close of business on March 29, 2018, the record date for the Annual Meeting, were entitled to vote at the Annual Meeting. As of the record date, 58,024,282 shares of the Company’s common stock were outstanding and entitled to vote at the Annual Meeting. The tabulation of the stockholder votes on each proposal brought before the Annual Meeting is as follows:

Proposal 1. The election of two directors to hold office until the 2021 annual meeting of stockholders or until their respective successor is elected:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Patrick G. Enright	41,106,361	5,283,848	6,597,942
Kathryn Falberg	41,151,690	5,238,519	6,597,942

Proposal 2. The ratification of the selection, by the audit committee of the board of directors of the Company, of KPMG, LLP, as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2018:

Votes For	Votes Against	Abstentions
52,933,731	35,637	18,783

As a routine proposal under applicable rules, no broker non-votes were recorded in connection with this proposal.

Proposal 3. The approval, on a non-binding, advisory basis, of the compensation of the Company’s named executive officers:

Votes For	Votes Against	Abstentions	Broker Non-Votes
40,766,992	5,609,210	14,007	6,597,942

Proposal 4. The non-binding advisory vote regarding the frequency of future advisory votes by stockholders on the compensation of the Company’s named executive officers:

1 Year	2 Years	3 Years	Abstentions	Broker Non-Votes
46,352,582	18,293	11,778	7,556	6,597,942

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AIMMUNE THERAPEUTICS, INC.

Date: May 25, 2018	By:	/s/ Douglas T. Sheehy
Douglas T. Sheehy General Counsel and Secretary